Exhibit 99.1

PRESS RELEASE

PacWest Bancorp

(NASDAQ: PACW)

Contact: Phone: Fax:	Matthew P. Wagner Chief Executive Officer 10250 Constellation Boulevard Suite 1640 Los Angeles, CA 90067 310-728-1020 310-201-0498	Victor R. Santoro Executive Vice President and CFO 10250 Constellation Boulevard Suite 1640 Los Angeles, CA 90067 310-728-1021 310-201-0498

FOR IMMEDIATE RELEASE	January 16, 2013

PACWEST BANCORP ANNOUNCES RESULTS

FOR THE FOURTH QUARTER OF 2012 AND CALENDAR YEAR 2012

Fourth Quarter of 2012 Highlights

•                  Net Earnings of $19.9 Million or $0.54 Per Diluted Share

•                  Return on Average Assets  and Equity of 1.44% and 13.51%

•                  Net Interest Margin at 5.49%

•                  Credit Loss Reserve at 2.37% of Net Non-Covered Loans and Leases and 184% of Non-Covered Nonaccrual Loans and Leases

•                  Noninterest-Bearing Deposits at 41% and Core Deposits at 83% of Total Deposits

Calendar Year 2012 Highlights

•                  Net Earnings of $56.8 Million or $1.54 Per Diluted Share

•                  Return on Average Assets and Equity of 1.04% and 10.01%

•                  Core Deposit Growth of $212.4 Million

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) today announced net earnings for the fourth quarter of 2012 of $19.9 million, or $0.54 per diluted share, compared to net earnings for the third quarter of 2012 of $16.1 million, or $0.43 per diluted share and net earnings of $56.8 million for calendar year 2012, or $1.54 per diluted share, compared to $50.7 million, or $1.37 per diluted share, for calendar year 2011.

This press release contains certain non-GAAP financial disclosures for tangible common equity; pre-tax earnings before net credit costs, securities gains and losses, acquisition and integration costs, and debt termination expense, which we refer to as “adjusted earnings before income taxes”; and efficiency ratios adjusted to exclude FDIC loss sharing income, securities gains and losses, OREO expenses, acquisition and integration costs, and debt termination expense.  The

Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance.  Given the use of tangible common equity amounts and ratios is prevalent among banking regulators, investors and analysts, we disclose our tangible common equity ratio in addition to equity-to-assets ratio.  Also, as analysts and investors view adjusted earnings before income taxes as an indicator of the Company’s ability to absorb credit losses, we disclose this amount in addition to pre-tax earnings.  We disclose the adjusted efficiency ratio as it shows the trend in recurring overhead-related noninterest expense relative to recurring net revenues. Please refer to the tables at the end of this release for a presentation of performance ratios in accordance with GAAP and a reconciliation of the non-GAAP financial measures to the GAAP financial measures.

The comparability of financial information is affected by our acquisitions.  Operating results include the operations of acquired entities from the dates of acquisition.  The operations of American Perspective Bank (“APB”), Celtic Capital Corporation (“Celtic”) and Pacific Western Equipment Finance (“EQF”) have been included since their respective acquisition dates of August 1, 2012, April 3, 2012, and January 3, 2012.

FOURTH QUARTER RESULTS

	Three Months Ended
	December 31,	September 30,
	2012	2012
	(Dollars in thousands, except per share data)
Financial Highlights:
Net earnings	$19,892	$16,088
Diluted earnings per share	$0.54	$0.43
Adjusted earnings before income taxes (1)	$33,865	$33,437
Annualized return on average assets	1.44%	1.16%
Annualized return on average equity	13.51%	11.16%
Net interest margin	5.49%	5.58%
Efficiency ratio	60.7%	67.6%
Adjusted efficiency ratio (2)	55.7%	56.5%

At Quarter End:
Allowance for credit losses to non-covered loans and leases, net of unearned income (3)	2.37%	2.46%
Allowance for credit losses to non-covered nonaccrual loans and leases (3)	184%	203%
Equity to assets ratios:
PacWest Bancorp Consolidated	10.78%	10.55%
Pacific Western Bank	11.93%	11.97%
Tangible common equity ratios:
PacWest Bancorp Consolidated	9.21%	8.98%
Pacific Western Bank	10.38%	10.42%

(1)  Represents pre-tax earnings excluding net credit costs, securities gains and losses, and acquisition and integration costs.

See GAAP to Non-GAAP Reconciliation table.

(2)  Excludes FDIC loss sharing income, securities gains and losses, OREO expenses, and acquisition and integration costs.

See GAAP to Non-GAAP Reconciliation table.

(3) Non-covered loans exclude loans covered by loss sharing agreements with the FDIC.

The most significant items causing the $3.8 million quarter-over-quarter increase in net earnings were: (a) the $1.7 million decline in after-tax net credit costs (provisions, loss sharing expense and OREO expense for both covered and non-covered portfolios); (b) the fourth quarter after-tax gain on sale of securities of $719,000; (c) the $644,000 increase in after-tax gain on sale of leases; (d) the $585,000 decline in after-tax acquisition and integration costs; and (e) after excluding OREO and acquisition and integration costs, the $467,000 after-tax decline in noninterest expenses attributed mostly to the cost savings realized from the third quarter branch sale.

Net credit costs on a pre-tax basis are shown in the following table:

	Three Months Ended		Year Ended
	December 31,	September 30,	December 31,
	2012	2012	2012	2011
	(In thousands)
Provision (negative provision) for credit losses on non-covered loans and leases	$—	$(2,000)	$(12,000)	$13,300
Non-covered OREO expense, net	316	1,883	4,150	7,010
Total non-covered net credit costs	316	(117)	(7,850)	20,310

Provision (negative provision) for credit losses on covered loans	(4,333)	(141)	(819)	13,270
Covered OREO expense (income), net	(461)	4,290	6,781	3,666
	(4,794)	4,149	5,962	16,936
Less: FDIC loss sharing income (expense), net	(6,022)	(367)	(10,070)	7,776
Total covered net credit costs	1,228	4,516	16,032	9,160

Total net credit costs	$1,544	$4,399	$8,182	$29,470

The provision for credit losses for the fourth quarter had two components: no provision for non-covered loans and leases and a $4.3 million negative provision for covered loans. The fourth quarter non-covered provision for credit losses of zero was based on our allowance methodology which considers the level and trends of net charge-offs, nonaccrual and classified loans and leases, and the migration of loans and leases into various risk classifications.    The covered loans negative credit loss provision was driven by increases in expected cash flows on covered loan pools compared to those previously estimated and cash recoveries.

Matt Wagner, Chief Executive Officer, commented, “We had an exceptional fourth quarter and year.  Our fourth quarter earnings of $19.9 million contributed to our solid capital base.  Credit quality continues to improve, and our reserve coverage ratios are strong.  Although we resisted competing for term real estate loans at low rates and long durations, we had $28.3 million of solid growth in our C&I and lease portfolios during the fourth quarter.”

Mr. Wagner continued, “In 2012 we made great strides.  We completed the acquisitions of Pacific Western Equipment Finance, Celtic Capital Corporation and American Perspective Bank.  These three acquisitions contributed $3.7 million to fourth quarter net earnings and $9.7 million to calendar 2012 net earnings.  We increased our quarterly dividend to $0.25 per share resulting in a current dividend yield of 3.90%.  And in November, we announced the pending acquisition of First California Financial Group.  Although our priority in 2013 will be the completion of the First California merger and integration of its operations, we will continue to focus on improving profitability, making and or renewing quality and profitable loans with good customers, and building new relationships.”

Vic Santoro, Executive Vice President and Chief Financial Officer, stated, “Our overall profitability derives from our net interest margin and expense control. The NIMs we posted during 2012, including the fourth quarter NIM of 5.49%, have been driven by our finance company acquisitions, accelerated accretion on covered loans, the debt repayments we made in the first quarter, and successful efforts to manage deposit costs.  We enhanced our profitability through cost management, with the most recent action being the third quarter branch sale, which resulted in fourth quarter cost savings of $1.5 million.  Our ability to sustain earnings, which on an adjusted basis were $33.9 million for the fourth quarter, along with our $589 million capital base allows us to take advantage of growth opportunities as they arise.”

YEAR TO DATE RESULTS

	Year Ended
	December 31,
	2012	2011
	(Dollars in thousands, except per share data)
Financial Highlights:
Net earnings	$56,801	$50,704
Diluted earnings per share	$1.54	$1.37
Adjusted earnings before income taxes (1)	$128,241	$117,574
Return on average assets	1.04%	0.92%
Return on average equity	10.01%	9.92%
Net interest margin	5.52%	5.26%
Efficiency ratio	72.4%	61.2%
Adjusted efficiency ratio (2)	57.6%	58.9%

(1)    Represents pre-tax earnings excluding net credit costs, securities gains and losses, acquisition and integration costs, and debt termination expense.  See GAAP to Non-GAAP Reconciliation table.

(2)    Excludes FDIC loss sharing income, securities gains and losses, OREO expenses, acquisition and integration costs, and debt termination expense.  See GAAP to Non-GAAP Reconciliation table.

Net earnings for 2012 were $56.8 million, an increase of $6.1 million compared to 2011.  The drivers of improved profitability in 2012 include: higher net interest income from lower funding costs ($8.0 million after tax) and lower net credit costs (provisions, loss sharing expense and OREO expense for both covered and non-covered portfolios) from improved credit quality ($12.3 million after tax).  These items were offset by the 2012 debt termination expense ($13.1 million after tax) and higher noninterest expense in 2012 from acquisition activity ($5.1 million after tax).

Highlights are as follows:

•                  Higher net interest income of $13.8 million ($8.0 million after-tax) is attributed mostly to a decrease in interest expense from both lower volume and rate of interest-bearing liabilities.

•                  Lower provision for credit losses of $39.4 million ($22.8 million after tax); the provision on non-covered loans is lower by $25.3 million ($14.7 million after tax) and the provision on covered loans is lower by $14.1 million ($8.1 million after tax).  These declines are due to improving credit quality.

•                  Other credit related costs and loss sharing contract activities reduced net earnings by $19.2 million ($11.1 million after tax); this amount includes lower net FDIC loss sharing income of $17.8 million ($10.4 million after tax), higher net covered OREO expense of $3.1 million ($1.8 million after tax), the $1.1 million ($647,000 after tax) other-than-temporary impairment (OTTI) loss on a covered security, and lower non-covered OREO expense of $2.8 million ($1.7 million after tax).

•                  Noninterest income includes $2.8 million ($1.6 million after tax) related to gain on sale of leases, $1.2 million ($719,000 after tax) related to gain on sales of securities, and the $297,000 ($172,000 after tax) gain on sale of branches; there were no such items in 2011.

•                  $22.6 million ($13.1 million after tax) of debt termination expense incurred in the first quarter of 2012 on the repayment of $225 million in fixed-rate term FHLB advances and the early redemption of $18.6 million in trust-preferred securities; there was no such item in 2011.

•                  Higher acquisition and integration costs of $3.5 million ($2.0 million after tax) related to the Company’s three acquisitions completed in 2012 and the proposed acquisition of First California Financial Group announced on November 6, 2012.

•                  Excluding debt termination costs, OREO costs, and acquisition and integration costs, noninterest expense increased $5.3 million ($3.1 million after tax) attributed mostly to higher compensation and overhead costs for the acquired operations; these increases were offset by lower insurance assessments, lower CDI amortization expense, and lower other professional services expense.

BALANCE SHEET CHANGES

At December 31, 2012, gross non-covered loans and leases totaled $3.0 billion and the covered loan portfolio was $517.3 million.  The gross non-covered loan and lease portfolio decreased $3.6 million for the quarter, net of a $28.3 million increase in leases and commercial loans.  During the fourth quarter, our regional presidents reported that loans having balances of $1.0 million or more refinanced by other lenders totaled approximately $57 million. We chose not to compete on these refinancings because of the low rates and long durations offered by the other lenders.  The covered loan portfolio declined $50.1 million due to repayments and resolution activities.

The following table presents the changes in non-covered gross loans and leases for the periods indicated:

	Three Months	Year
	Ended	Ended
Non-Covered Gross Loans and Leases:	December 31, 2012
	(In thousands)
Beginning of period	$3,053,081	$2,812,105
APB acquisition	—	197,279
Celtic acquisition	—	54,963
EQF acquisition	—	140,959
Loan sales	—	(18,404)
Net decline	(3,576)	(137,397)
End of period	$3,049,505	$3,049,505

Total liabilities declined $79.9 million during the fourth quarter due to lower total deposits.  Total deposits decreased $78.2 million during the fourth quarter to $4.7 billion at December 31, 2012.  Core deposits declined $36.2 million during the fourth quarter due mostly to a decrease of $67.8 million in noninterest-bearing demand deposits, offset by increases of $20.1 million and $13.7 million in money market deposits and interest checking deposits.  Time deposits declined $42.0 million during the fourth quarter to $820.3 million at December 31, 2012. At December 31, 2012, core deposits totaled $3.9 billion, or 83% of total deposits at that date.  Noninterest-bearing demand deposits were $1.9 billion at December 31, 2012 and represented 41% of total deposits at that date.

The following table presents the changes in deposits for the periods indicated:

	Three Months		Year
	Ended		Ended
Total Deposits:	December 31, 2012
	(In thousands)

Beginning of period	$4,787,348	(1)	$4,577,453
APB acquisition	—		219,564
Branch sale	—		(125,222)
Growth (decline) in core deposits	(36,213	)(1)	212,429
Growth (decline) in time deposits	(42,014)		(175,103)
End of period	$4,709,121		$4,709,121

(1) Includes a $120 million deposit received at the end of the third quarter of 2012 and withdrawn in October 2012.

SECURITIES AVAILABLE-FOR-SALE

The following table presents the components, yields, and durations of our securities available-for-sale as of the date indicated:

	December 31, 2012
	Amortized	Carrying	Book	Duration
Security Type	Cost	Value	Yield	(in years)
	(Dollars in thousands)
Residential mortgage-backed securities:
Government agency and government-sponsored enterprise pass through securities	$774,677	$807,842	1.93%	3.6
Government agency and government-sponsored enterprise collateralized mortgage obligations	99,956	101,694	0.80%	3.0
Covered private label collateralized mortgage obligations	36,078	44,684	10.20%	3.9
Municipal securities (1)	339,547	348,041	2.69%	6.7
Corporate debt securities	42,014	42,365	3.85%	13.4
Other securities	6,389	10,759	—	—
Total securities available-for-sale (1)	$1,298,661	$1,355,385	2.33%	4.6

(1) The tax equivalent yield was 4.29% and 2.73% for municipal securities and total securities available-for-sale, respectively.

COVERED ASSETS

As part of the Los Padres and Affinity acquisitions we entered into loss sharing agreements with the FDIC that cover a substantial portion of losses incurred after the acquisition dates on covered loans and other real estate owned, and in the case of the Affinity acquisition, certain investment securities. A summary of covered assets is shown in the following table as of the dates indicated:

	December 31,	September 30,	December 31,
Covered Assets	2012	2012	2011
	(In thousands)
Loans, net	$517,258	$567,396	$703,023
Investment securities	44,684	45,887	45,149
Other real estate owned, net	22,842	26,374	33,506
Total covered assets	$584,784	$639,657	$781,678

Percentage of total assets	10.7%	11.5%	14.1%

NET INTEREST INCOME

Net interest income declined by $1.2 million to $69.6 million for the fourth quarter of 2012 compared to $70.8 million for the third quarter of 2012 due primarily to a decrease in interest income on loans and leases.  The $1.3 million decline in interest income on loans and leases was due to lower early lease repayments and lower volume of nonaccrual loans returning to accrual status.  Interest expense declined by $253,000 due mostly to lower rates on money market deposits and lower average time deposits.

Net interest income increased by $13.8 million to $276.5 million during 2012 compared to 2011.  This change was due primarily to a $13.0 million decrease in interest expense and an $872,000 increase in interest on investment securities.   Interest expense on deposits decreased $7.4 million due to lower rates on all interest-bearing deposits and lower average time deposits.  Interest expense on borrowings declined $4.4 million due to lower average borrowings and a lower average rate on such borrowings; we repaid fixed-rate term FHLB advances at the end of the first quarter of 2012 and replaced a portion of those advances with lower cost overnight FHLB advances that were repaid during the third quarter.  Interest expense on subordinated debentures decreased $1.2 million due to the March 2012 redemption of $18.6 million in fixed-rate trust preferred securities.  Interest income on investment securities increased $872,000 due to portfolio purchases.

NET INTEREST MARGIN

Our net interest margin (“NIM”) for the fourth quarter of 2012 was 5.49%, a decrease of nine basis points from the 5.58% reported for the third quarter of 2012.

The NIM is impacted by several items that cause volatility from period to period.  The effects of such items on the NIM are shown in the following table for the periods indicated:

			Year
	Three Months Ended		Ended
	December 31,	September 30,	December 31,
Items Impacting NIM Volatility	2012	2012	2012
	Increase (Decrease) in NIM
Accelerated accretion of acquisition discounts resulting from covered loan payoffs	0.13%	0.12%	0.16%
Nonaccrual loan interest	0.01%	0.04%	0.01%
Unearned income and acquisition accounting adjustment on the early repayment of leases	0.03%	0.14%	0.05%
Celtic loan portfolio premium amortization	(0.01)%	(0.04)%	(0.03)%
Total	0.16%	0.26%	0.19%

The following table presents the loan yields and related average balances for our non-covered loans, covered loans, and total loan portfolio for the periods indicated:

			Year
	Three Months Ended		Ended
	December 31,	September 30,	December 31,
	2012	2012	2012
	(Dollars in thousands
Yields:
Non-covered loans and leases	6.83%	7.01%	6.82%
Covered loans	9.81%	9.49%	9.66%
Total loans and leases	7.30%	7.44%	7.33%

Average Balances:
Non-covered loans and leases	$3,026,121	$2,977,708	$2,935,420
Covered loans	539,514	587,929	612,949
Total loans and leases	$3,565,635	$3,565,637	$3,548,369

The loan yield is impacted by the same items which cause volatility in the NIM.  The following table presents the effects of these items on the total loan yield for the periods indicated:

			Year
	Three Months Ended		Ended
	December 31,	September 30,	December 31,
Items Impacting Loan Yield Volatility	2012	2012	2012
	Increase (Decrease) in Loan Yield
Accelerated accretion of acquisition discounts resulting from covered loan payoffs	0.16%	0.16%	0.21%
Nonaccrual loan interest	0.02%	0.06%	0.02%
Unearned income and acquisition accounting adjustment on the early repayment of leases	0.05%	0.21%	0.07%
Celtic loan portfolio premium amortization	(0.01)%	(0.06)%	(0.04)%
Total	0.22%	0.37%	0.26%

The yield on average loans and leases decreased 14 basis points to 7.30% for the fourth quarter of 2012 from 7.44% for the third quarter of 2012.  This was due mainly to lower lease interest income from the decline in early lease payoffs.  Total income from early lease payoffs was $466,000 in the fourth quarter and $1.9 million in the third quarter.  Income from early lease payoffs for 2012 was $2.4 million.  Accelerated accretion of acquisition discounts from covered loan payoffs totaled approximately $1.5 million in the fourth and third quarters increasing the loan yields each by 16 basis points.

The cost of total interest-bearing liabilities declined three basis points to 0.56% for the fourth quarter of 2012.  All-in deposit cost declined 2 basis points to 0.25% during the fourth quarter of 2012 from 0.27% for the third quarter of 2012.  Such declines are due to lower rates on average money market and time deposits.

The NIM for the year ended December 31, 2012 was 5.52%, an increase of 26 basis points from 5.26% for last year.  The increase was due to lower funding costs and a higher yield on loans and leases, offset by lower average loans and a lower return on the securities portfolio.

The yield on average loans and leases increased 40 basis points to 7.33% for the year ended December 31, 2012 compared to 6.93% for last year, due mainly to the addition of Celtic’s and EQF’s higher-yielding loan and lease portfolios.  All-in deposit cost declined 16 basis points to 0.29% for 2012 compared to last year.  The cost of interest-bearing deposits declined 22 basis points to 0.48% due to lower rates on all interest-bearing deposits and a shift in the deposit mix to lower cost interest-bearing checking, money market and savings deposits from higher cost time deposits.  The cost of total interest-bearing liabilities declined 33 basis points to 0.66% due to the reduction in the cost of interest-bearing deposits and the first quarter of 2012 repayment of $225.0 million in fixed-rate term FHLB advances and the redemption of $18.6 million in fixed-rate trust preferred securities.

NONINTEREST INCOME

Noninterest income decreased by $3.6 million to $2.1 million for the fourth quarter of 2012 compared to $5.7 million for the third quarter of 2012.  The change was due to lower FDIC loss sharing income offset in part by higher gains on sales of leases and securities.

The fourth quarter includes net FDIC loss sharing expense of $6.0 million compared to third quarter net FDIC loss sharing expense of $367,000; such change was due mostly to higher amortization of the FDIC loss sharing asset, higher covered loan recoveries, and lower covered OREO write-downs during the fourth quarter.  Gain on sale of leases increased $1.1 million to $1.2 million and relates mostly to the sale of one lease.  We sold $43.9 million in available-for-sale MBS securities for a $1.2 million gain; such securities were identified as generally having higher volatility than the broader portfolio and were sold as part of our portfolio management activities.

The following table presents the details of FDIC loss sharing income (expense), net for the periods indicated:

	Three Months Ended			Year Ended
	December 31,	September 30,	Increase	December 31,		Increase
	2012	2012	(Decrease)	2012	2011	(Decrease)
	(In thousands)
FDIC Loss Sharing Income (Expense), Net:
Gain (loss) on FDIC loss sharing asset (1)	$303	$(593)	$896	$(582)	$16,490	$(17,072)
FDIC loss sharing asset amortization, net	(3,740)	(2,488)	(1,252)	(10,658)	(5,661)	(4,997)
Loan recoveries shared with FDIC (2)	(2,180)	(640)	(1,540)	(4,905)	(5,513)	608
Net reimbursement (to) from FDIC for covered OREO activity (3)	(409)	3,350	(3,759)	5,164	2,416	2,748
Other-than-temporary impairment loss on covered security	—	—	—	892	—	892
Other	4	4	—	19	44	(25)
FDIC loss sharing income (expense), net	$(6,022)	$(367)	$(5,655)	$(10,070)	$7,776	$(17,846)

(1)   Includes increases related to covered loan loss provisions and decreases for write-offs for covered loans expected to be resolved at amounts higher than their carrying value.

(2)   Represents amounts to be reimbursed to the FDIC for covered loans resolved at amounts higher than their carrying values.

(3)   Represents amounts to be reimbursed to the FDIC for gains on covered OREO sales and due from the FDIC for covered OREO write-downs.

Noninterest income declined by $15.5 million to $15.9 million for the year ended December 31, 2012 compared to $31.4 million for last year.  The change was due mainly to a decrease in net FDIC loss sharing income of $17.8 million, a $1.1 million OTTI loss on one of our covered private label CMOs, and a $1.0 million decline in service charges on deposit accounts.  These decreases were offset, in part, by $4.0 million of gains on sales of leases and securities; there were no such gains in 2011.  FDIC loss sharing income, net, decreased due mainly to lower provisions for credit losses on covered loans and higher amortization of the FDIC loss sharing asset, offset by higher net covered OREO costs.

NONINTEREST EXPENSE

Noninterest expense decreased by $8.1 million to $43.5 million during the fourth quarter of 2012 compared to $51.7 million for the third quarter of 2012.  Covered OREO expense decreased $4.8 million due to lower write-downs of $4.8 million.  Non-covered OREO expense decreased $1.6 million due to lower write-downs of $2.2 million offset partially by lower gains on sale of non-covered OREO of $672,000.  Acquisition and integration costs decreased $1.0 million; fourth quarter costs represent mostly professional fees related to the pending First California acquisition while the third quarter expense related to the APB acquisition including severance, systems conversion and professional fees, and accruals for the closures of two Pacific Western Bank offices at the time of the APB acquisition.  When OREO and acquisition and integration costs are excluded from noninterest expense, such costs decrease $805,000; this decrease is attributed mostly to the cost savings realized from the third quarter sale of 10 branches.

Noninterest expense includes (a) amortization of time-based restricted stock, which is included in compensation, and (b) intangible asset amortization.  Amortization of restricted stock totaled $1.4 million for each of the fourth and third quarters of 2012.  Intangible asset amortization totaled $1.2 million and $1.7 million for the fourth and third quarters of 2012, respectively.

Noninterest expense increased by $31.7 million to $211.7 million during the year ended December 31, 2012 compared to $180.0 million for last year.  The increase was due mostly to $22.6 million in debt termination expense incurred in the first quarter of 2012 for the early repayments of FHLB advances and trust preferred securities.  No such expense was incurred in the prior year.  Excluding the debt termination expense, noninterest expense increased $9.1 million.  Noninterest expense for APB, Celtic and EQF totaled $15.1 million since their acquisition dates, and the increase in acquisition and integration costs totaled $3.5 million.  Covered OREO expense increased by $3.1 million due mostly to lower gains on sales of $4.8 million offset by lower write-downs of $1.5 million.  Non-covered OREO expense decreased $2.8 million due to higher gains on sales of $1.5 million and lower write-downs of $1.2 million. Other expense categories declined as follows (amounts exclude the acquisition activity previously described):  (a) intangible asset amortization declined $2.7 million due to certain intangibles being fully amortized; (b) insurance and assessments decreased $1.9 million due to the revised deposit insurance assessment formula; and (c) other professional services declined $1.2 million due to lower legal fees for litigation on loans and to lower fees for our outsourced internal audit function.

Amortization of restricted stock totaled $5.7 million and $7.6 million for the year ended December 31, 2012 and 2011, respectively.  Intangible asset amortization totaled $6.3 million for the year ended December 31, 2012 compared to $8.4 million for last year.

CREDIT QUALITY

	December 31,	September 30,	December 31,
	2012	2012	2011
	(Dollars in thousands)
Non-Covered Credit Quality Metrics:
Allowance for credit losses	$72,119	$75,012	$93,783
Nonaccrual loans and leases	39,284	36,985	58,260
Classified loans and leases (1)	101,019	96,898	185,560
Performing restructured loans	106,288	112,834	116,791
Net charge-offs (for the quarter)	2,893	1,019	2,752
Allowance for credit losses to loans and leases, net of unearned income	2.37%	2.46%	3.34%
Allowance for credit losses to nonaccrual loans and leases	184%	203%	161%
Nonperforming assets to loans and leases, net of unearned income, and other real estate owned	2.37%	2.41%	3.73%

(1)   Classified loans and leases are those with a credit risk rating of substandard or doubtful.

Our non-covered loans and leases at December 31, 2012, include $298.5 million in loans and leases acquired in our 2012 acquisitions and that were initially recorded at their estimated fair values.  The fair value amounts at which these loans were initially recorded included an estimate of their credit losses; therefore, the allowance takes into consideration those loans whose credit quality has deteriorated since the acquisition.  At December 31, 2012, $1.0 million of our allowance for credit losses applies to such loans and leases. When these loans and leases are excluded from the total of non-covered loans and leases, the coverage ratio of our allowance for credit losses increases to 2.58% at December 31, 2012.  The comparable ratio at September 30, 2012 was 2.76%.

Credit Loss Provisions

The Company recorded a negative provision for credit losses of $4.3 million in the fourth quarter of 2012 compared to a negative provision for credit losses of $2.1 million in the third quarter of 2012 as follows:

	Three Months Ended
	December 31,	September 30,	Increase
	2012	2012	(Decrease)
	(In thousands)
Provision (Negative Provision) for Credit Losses on:
Non-covered loans and leases	$—	$(2,000)	$2,000
Covered loans	(4,333)	(141)	(4,192)
Total provision (negative provision) for credit losses	$(4,333)	$(2,141)	$(2,192)

The provision level on the non-covered portfolio is generated by our allowance methodology and reflects historical and current net charge-offs, the levels of nonaccrual and classified loans and leases, the migration of loans and leases into various risk classifications, and the level of outstanding loans and leases.  Based on such methodology, there was no fourth quarter provision.

The provision or negative provision for credit losses on the covered loans results from, respectively, decreases or increases in expected cash flows on covered loans compared to those previously estimated.

Non-covered Nonaccrual Loans and Other Real Estate Owned

Non-covered nonperforming assets include non-covered nonaccrual loans and leases and non-covered OREO and totaled $72.9 million at December 31, 2012 compared to $74.3 million at September 30, 2012.  The ratio of non-covered nonperforming assets to non-covered loans and leases and non-covered OREO decreased to 2.37% at December 31, 2012 from 2.41% at September 30, 2012.

The following table presents our non-covered nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by portfolio segment and class as of the dates indicated:

	Nonaccrual Loans and Leases (1)				Accruing and
	December 31, 2012		September 30, 2012		30 - 89 Days Past Due (1)
		% of		% of	December 31,	September 30,
		Loan		Loan	2012	2012
	Balance	Category	Balance	Category	Balance	Balance
	(Dollars in thousands)
Real estate mortgage:
Hospitality	$6,908	3.8%	$6,993	5.9%	$—	$—
SBA 504	2,982	5.5%	1,330	2.4%	955	2,926
Other	15,929	0.9%	9,031	0.5%	1,408	—
Total real estate mortgage	25,819	1.3%	17,354	0.9%	2,363	2,926
Real estate construction:
Residential	1,057	2.2%	1,063	2.5%	—	—
Commercial	2,715	3.3%	3,885	3.5%	—	1,301
Total real estate construction	3,772	2.9%	4,948	3.2%	—	1,301
Commercial:
Collateralized	2,648	0.6%	7,180	1.7%	166	12
Unsecured	2,019	2.9%	2,055	2.4%	138	—
Asset-based	176	0.1%	176	0.1%	—	—
SBA 7(a)	4,181	16.5%	4,433	17.0%	313	210
Total commercial	9,024	1.1%	13,844	1.8%	617	222
Leases	244	0.1%	420	0.3%	357	—
Consumer	425	1.9%	419	2.0%	15	23
Total non-covered loans and leases	$39,284	1.3%	$36,985	1.2%	$3,352	$4,472

(1)   Excludes covered loans.

The $2.3 million increase in non-covered nonaccrual loans and leases during the fourth quarter was attributable to (a) additions of $9.3 million, (b) other reductions, payoffs and returns to accrual status of $5.2 million, and (c) charge-offs of $1.8  million.  There were no foreclosures of non-covered nonaccrual loans during the fourth quarter.

Below is a summary of the ten largest lending relationships on nonaccrual status, excluding SBA-related loans, as of the date indicated:

Nonaccrual
Amount
December 31,
2012	Description
(In thousands)

$6,908	Two loans, each secured by a hotel in San Diego County, California. The borrower is paying according to the restructured terms of each loan. (1)

3,480	Two loans, one of which is secured by an office building Clark County, Nevada; and one of which is secured by an office building in Maricopa County, Arizona. (2)

2,354	This loan is secured by a strip retail center in Riverside County, California. The borrower is paying according to the restructured terms of the loan. (1)

1,877	This loan is secured by a strip retail center in Clark County, Nevada. (2)

1,790	This loan is unsecured and has a specific reserve for 100% of the balance. (1)

1,706	This loan is secured by two industrial buildings in San Diego County, California. (1)

1,245	This loan is secured by land in Riverside County, California. (2)

1,199	Two loans, one of which is secured by an apartment building in San Diego County, California; and one of which is secured by an office building in San Diego County, California. (1)

1,194	This loan is secured by three industrial buildings in Riverside County, California. (1)

1,046	This loan is secured by a multi-tenant industrial building in Riverside County, California. (1)

$22,799	Total

(1)   On nonaccrual status at September 30, 2012

(2)   New nonaccrual in fourth quarter of 2012

The following table presents the details of non-covered and covered OREO as of the dates indicated:

	December 31, 2012		September 30, 2012		December 31, 2011
	Non-		Non-		Non-
	Covered	Covered	Covered	Covered	Covered	Covered
Property Type	OREO	OREO	OREO	OREO	OREO	OREO
	(In thousands)
Commercial real estate	$1,684	$11,635	$1,684	$18,500	$23,003	$15,053
Construction and land development	31,888	6,708	33,911	6,807	24,788	15,461
Multi-family	—	4,239	—	939	—	—
Single family residences	—	260	1,738	128	621	2,992
Total OREO, net	$33,572	$22,842	$37,333	$26,374	$48,412	$33,506

The following table presents non-covered and covered OREO activity for the period indicated:

	Three Months Ended
	December 31, 2012
	Non-Covered	Covered	Total
	OREO	OREO	OREO
	(In thousands)
Beginning of period	$37,333	$26,374	$63,707
Foreclosures	—	7,963	7,963
Provision for losses	(401)	(366)	(767)
Reductions related to sales	(3,360)	(11,129)	(14,489)
End of period	$33,572	$22,842	$56,414

Net gain on sale	$365	$879	$1,244

REGULATORY CAPITAL MEASURES ARE ABOVE THE WELL-CAPITALIZED MINIMUMS

PacWest and its wholly-owned banking subsidiary, Pacific Western Bank, each remained well capitalized as of the date indicated as shown in the following table:

	December 31, 2012
	Well	Pacific	PacWest
	Capitalized	Western	Bancorp
	Requirement	Bank	Consolidated
Tier 1 leverage capital ratio	5.00%	9.78%	10.53%
Tier 1 risk-based capital ratio	6.00%	14.10%	15.17%
Total risk-based capital ratio	10.00%	15.36%	16.43%
Tangible common equity ratio	N/A	10.38%	9.21%

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with $5.5 billion in assets as of December 31, 2012, with one wholly-owned banking subsidiary, Pacific Western Bank (“Pacific Western”). Through 67 full-service community banking branches, Pacific Western provides commercial banking services, including real estate, construction and commercial loans, to small and medium-sized businesses. Pacific Western’s branches are located throughout California in Los Angeles, Orange, Riverside, San Bernardino, Santa Barbara, San Diego, San Francisco, San Luis Obispo, San Mateo and Ventura Counties.  Through its subsidiaries, BFI Business Finance and Celtic Capital Corporation, and its divisions First Community Financial and Pacific Western Equipment Finance, Pacific Western also provides working capital financing and equipment leasing to growing companies located throughout the United States, with a focus on the Southwestern U.S., primarily in Arizona, California, Utah and Texas. Additional information regarding PacWest Bancorp is available on the Internet at www.pacwestbancorp.com. Information regarding Pacific Western Bank is also available on the Internet at www.pacificwesternbank.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about PacWest that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to: failure to obtain regulatory or other required approvals; an inability to achieve expected cost savings in the amounts or timeframes discussed if at all, or the costs associated with transactions or the time needed to complete transactions being greater than expected; lower than expected revenues; credit quality deterioration or a reduction in real estate values could cause an increase in the allowance for credit losses and a reduction in net earnings; increased competitive pressure among depository institutions; the Company’s ability to complete future acquisitions, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies within expected time-frames or at all; settlements with the FDIC related to our loss-sharing arrangements from the Los Padres Bank and Affinity Bank acquisitions; the possibility that personnel changes will not proceed as planned; the cost of additional capital is more than expected; a change in the interest rate environment reduces net interest margins; asset/liability repricing risks and liquidity risks; pending legal matters may take longer or cost more to resolve or may be resolved adversely to the Company; general economic conditions, either nationally or in the market areas in which the Company does or anticipates doing business, are less favorable than expected; environmental conditions, including natural disasters, may disrupt our business, impede our operations, negatively impact the values of collateral securing the Company’s loans and leases or impair the ability of our borrowers to support their debt obligations; the economic and regulatory effects of the continuing war on terrorism and other events of war, including the conflicts in the Middle East; legislative or regulatory requirements or changes adversely affecting the Company’s business; changes in the securities markets; regulatory approvals for any capital activities cannot be obtained on the terms expected or on the anticipated schedule; and, other risks that are described in PacWest’s public filings with the U.S. Securities and Exchange Commission (the “SEC”). If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, PacWest’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. PacWest assumes no obligation to update such forward-looking statements.

For a more complete discussion of risks and uncertainties, investors and security holders are urged to read PacWest Bancorp’s annual report on Form 10-K, quarterly reports on Form 10-Q and other reports filed by PacWest with the SEC.  The documents filed by PacWest with the SEC may be obtained at PacWest Bancorp’s website at www.pacwestbancorp.com or at the SEC’s website at www.sec.gov.  These documents may also be obtained free of charge from PacWest by directing a request to: PacWest Bancorp c/o Pacific Western Bank, 275 North Brea Boulevard, Brea, CA 92821.  Attention: Investor Relations. Telephone 714-671-6800.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	September 30,	December 31,
	2012	2012	2011
	(In thousands, except per share and share data)
ASSETS
Cash and due from banks	$89,011	$89,370	$92,342
Interest-earning deposits in financial institutions	75,393	71,036	203,275
Total cash and cash equivalents	164,404	160,406	295,617

Non-covered securities available-for-sale	1,310,701	1,311,324	1,281,209
Covered securities available-for-sale	44,684	45,887	45,149
Total securities available-for-sale, at estimated fair value	1,355,385	1,357,211	1,326,358
Federal Home Loan Bank stock, at cost	37,126	40,923	46,106
Total investment securities	1,392,511	1,398,134	1,372,464

Non-covered loans and leases, net of unearned income	3,046,970	3,050,891	2,807,713
Allowance for loan and lease losses	(65,899)	(69,142)	(85,313)
Total non-covered loans and leases, net	2,981,071	2,981,749	2,722,400
Covered loans, net	517,258	567,396	703,023
Total loans and leases, net	3,498,329	3,549,145	3,425,423

Non-covered other real estate owned, net	33,572	37,333	48,412
Covered other real estate owned, net	22,842	26,374	33,506
Total other real estate owned, net	56,414	63,707	81,918

Premises and equipment, net	19,503	18,064	23,068
FDIC loss sharing asset	57,475	72,640	95,187
Cash surrender value of life insurance	68,326	67,900	67,469
Goodwill	79,866	79,592	39,141
Core deposit and customer relationship intangibles, net	14,723	15,899	17,415
Other assets	112,107	113,015	110,535
Total assets	$5,463,658	$5,538,502	$5,528,237

LIABILITIES
Noninterest-bearing demand deposits	$1,939,212	$2,006,996	$1,685,799
Interest-bearing deposits	2,769,909	2,780,352	2,891,654
Total deposits	4,709,121	4,787,348	4,577,453
Borrowings	12,591	17,996	225,000
Subordinated debentures	108,250	108,250	129,271
Accrued interest payable and other liabilities	44,575	40,822	50,310
Total liabilities	4,874,537	4,954,416	4,982,034
STOCKHOLDERS’ EQUITY (1)	589,121	584,086	546,203
Total liabilities and stockholders’ equity	$5,463,658	$5,538,502	$5,528,237

(1) Includes net unrealized gain on securities available-for-sale, net	$32,900	$40,015	$22,803

Book value per share	$15.74	$15.61	$14.66
Tangible book value per share	$13.22	$13.06	$13.14

Shares outstanding (includes unvested restricted shares of 1,698,281 at December 31, 2012; 1,718,019 at September 30, 2012; and 1,675,730 at December 31, 2011)	37,420,909	37,420,025	37,254,318

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2012	2012	2011	2012	2011
	(In thousands, except per share data)
Interest income:
Loans and leases	$65,455	$66,711	$61,684	$260,230	$260,143
Investment securities	8,173	8,346	9,107	35,657	34,785
Deposits in financial institutions	74	66	122	228	356
Total interest income	73,702	75,123	70,913	296,115	295,284

Interest expense:
Deposits	3,039	3,292	4,103	13,271	20,649
Borrowings	228	210	1,782	2,656	7,071
Subordinated debentures	832	850	1,255	3,721	4,923
Total interest expense	4,099	4,352	7,140	19,648	32,643

Net interest income	69,603	70,771	63,773	276,467	262,641

Provision for credit losses:
Non-covered loans and leases	—	(2,000)	—	(12,000)	13,300
Covered loans	(4,333)	(141)	4,122	(819)	13,270
Total provision for credit losses	(4,333)	(2,141)	4,122	(12,819)	26,570

Net interest income after provision for credit losses	73,936	72,912	59,651	289,286	236,071

Noninterest income:
Service charges on deposit accounts	3,063	3,108	3,326	12,852	13,829
Other commissions and fees	2,025	2,123	1,864	8,126	7,616
Gain on sale of leases	1,242	132	—	2,767	—
Gain on sale of securities	1,239	—	—	1,239	—
Other-than-temporary impairment loss on covered security	—	—	—	(1,115)	—
Increase in cash surrender value of life insurance	300	304	337	1,264	1,443
FDIC loss sharing income (expense), net	(6,022)	(367)	2,667	(10,070)	7,776
Other income	210	382	60	809	762
Total noninterest income	2,057	5,682	8,254	15,872	31,426

Noninterest expense:
Compensation	23,269	23,812	21,597	94,967	86,800
Occupancy	6,773	6,964	7,137	28,113	28,685
Data processing	2,272	2,310	2,132	9,120	8,964
Other professional services	2,200	2,019	1,946	8,367	8,986
Business development	684	635	609	2,538	2,321
Communications	637	652	640	2,523	3,011
Insurance and assessments	1,270	1,398	1,590	5,284	7,171
Non-covered other real estate owned, net	316	1,883	1,714	4,150	7,010
Covered other real estate owned, net	(461)	4,290	226	6,781	3,666
Intangible asset amortization	1,176	1,678	1,836	6,326	8,428
Acquisition and integration	1,092	2,101	600	4,089	600
Debt termination	—	—	—	22,598	—
Other expenses	4,297	3,915	3,442	16,806	14,351
Total noninterest expense	43,525	51,657	43,469	211,662	179,993

Earnings before income taxes	32,468	26,937	24,436	93,496	87,504
Income tax expense	(12,576)	(10,849)	(10,553)	(36,695)	(36,800)
Net earnings	$19,892	$16,088	$13,883	$56,801	$50,704

Basic and diluted earnings per share	$0.54	$0.43	$0.38	$1.54	$1.37

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND YIELD ANALYSIS

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2012	2012	2011	2012	2011
	(Dollars in Thousands)
Average Assets:
Loans and leases, net of unearned income	$3,565,635	$3,565,637	$3,562,766	$3,548,369	$3,755,190
Investment securities	1,364,457	1,377,016	1,309,931	1,373,640	1,100,869
Interest-earning deposits in financial institutions	116,406	101,491	186,147	87,600	136,447
Federal funds sold	—	—	—	2	—
Average interest-earning assets	5,046,498	5,044,144	5,058,844	5,009,611	4,992,506
Other assets	458,520	478,428	463,328	468,024	492,577
Average total assets	$5,505,018	$5,522,572	$5,522,172	$5,477,635	$5,485,083

Average liabilities:
Interest checking deposits	$512,322	$522,551	$488,783	$515,767	$491,145
Money market deposits	1,257,094	1,248,723	1,229,387	1,219,457	1,227,482
Savings deposits	156,838	160,843	157,617	159,888	150,837
Time deposits	839,783	885,181	1,003,939	889,146	1,077,930
Average interest-bearing deposits	2,766,037	2,817,298	2,879,726	2,784,258	2,947,394
Borrowings	21,126	22,700	225,011	98,787	225,542
Subordinated debentures	108,250	108,250	129,319	112,015	129,432
Average interest-bearing liabilities	2,895,413	2,948,248	3,234,056	2,995,060	3,302,368
Noninterest-bearing demand deposits	1,977,999	1,956,929	1,702,543	1,870,088	1,627,729
Other liabilities	46,081	43,786	46,777	45,145	43,996
Average total liabilities	4,919,493	4,948,963	4,983,376	4,910,293	4,974,093
Average stockholders’ equity	585,525	573,609	538,796	567,342	510,990
Average liabilities and stockholders’ equity	$5,505,018	$5,522,572	$5,522,172	$5,477,635	$5,485,083

Average deposits	$4,744,036	$4,774,227	$4,582,269	$4,654,346	$4,575,123

Yield on:
Average loans and leases	7.30%	7.44%	6.87%	7.33%	6.93%
Average investment securities	2.38%	2.41%	2.76%	2.60%	3.16%
Average interest-earning deposits	0.25%	0.26%	0.26%	0.26%	0.26%
Average interest-earning assets	5.81%	5.92%	5.56%	5.91%	5.91%

Cost of:
Average deposits/all-in deposit cost (1)	0.25%	0.27%	0.36%	0.29%	0.45%
Average interest-bearing deposits	0.44%	0.46%	0.57%	0.48%	0.70%
Average borrowings	4.29%	3.68%	3.14%	2.69%	3.14%
Average subordinated debentures	3.06%	3.12%	3.85%	3.32%	3.80%
Average interest-bearing liabilities	0.56%	0.59%	0.88%	0.66%	0.99%

Net interest rate spread (2)	5.25%	5.33%	4.68%	5.25%	4.92%
Net interest margin (3)	5.49%	5.58%	5.00%	5.52%	5.26%

(1)         Cost of average deposits/all-in deposit cost is calculated as annualized interest expense on deposits divided by average deposits.

(2)         Net interest rate spread is calculated as the yield on average interest-earning assets less the cost of average interest-bearing liabilities.

(3)         Net interest margin is calculated as annualized net interest income divided by average interest-earning assets.

PACWEST BANCORP AND SUBSIDIARIES

LOAN CONCENTRATION

(Unaudited)

	December 31, 2012
	Total Loans		Non-Covered Loans		Covered Loans
		% of		% of		% of
	Amount	Total	Amount	Total	Amount	Total
	(Dollars in thousands)
Real estate mortgage:
Hospitality	$184,032	5%	$181,144	6%	$2,888	—
SBA 504	54,158	1%	54,158	2%	—	—
Other	2,234,701	61%	1,682,368	55%	552,333	94%
Total real estate mortgage	2,472,891	67%	1,917,670	63%	555,221	94%
Real estate construction:
Residential	54,291	1%	48,629	1%	5,662	1%
Commercial	98,888	3%	81,330	3%	17,558	3%
Total real estate construction	153,179	4%	129,959	4%	23,220	4%

Total real estate loans	2,626,070	71%	2,047,629	67%	578,441	98%

Commercial:
Collateralized	467,779	13%	453,176	14%	14,603	2%
Unsecured	70,484	2%	69,844	2%	640	—
Asset-based	239,430	7%	239,430	8%	—	—
SBA 7(a)	25,325	1%	25,325	1%	—	—
Total commercial	803,018	23%	787,775	25%	15,243	2%
Leases (1)	174,373	5%	174,373	6%	—	—
Consumer	23,081	1%	22,487	1%	594	—
Foreign	17,241	0%	17,241	1%	—	—
Total gross loans	$3,643,783	100%	3,049,505	100%	594,278	100%
Less:
Unearned income			(2,535)		—
Discount			—		(50,951)
Allowance for loan and lease losses			(65,899)		(26,069)
Total net loans			$2,981,071		$517,258

(1)   Excludes leases in process of $1.7 million.

PACWEST BANCORP AND SUBSIDIARIES

NON-COVERED LOAN CONCENTRATION

REAL ESTATE MORTGAGE LOANS

(Unaudited)

	December 31, 2012		September 30, 2012		December 31, 2011
		% of		% of		% of
Loan Category	Amount	Total	Amount	Total	Amount	Total
	(Dollars in thousands)
Commercial real estate mortgage:
Industrial/warehouse	$315,096	16.4%	$329,287	17.1%	$367,494	18.5%
Retail	271,412	14.2%	255,669	13.3%	286,691	14.5%
Office buildings	304,096	15.9%	284,920	14.8%	290,074	14.6%
Owner-occupied	195,170	10.2%	196,812	10.2%	226,307	11.4%
Hotel	181,144	9.4%	118,189	6.1%	144,402	7.3%
Healthcare	102,816	5.4%	113,827	5.9%	131,625	6.7%
Mixed use	51,294	2.7%	47,404	2.5%	53,855	2.7%
Gas station	29,632	1.5%	28,563	1.5%	33,715	1.7%
Self storage	29,688	1.5%	19,489	1.0%	23,148	1.2%
Restaurant	16,755	0.9%	16,651	0.9%	22,549	1.1%
Land acquisition/development	21,922	1.1%	21,988	1.1%	14,015	0.7%
Unimproved land	13,173	0.7%	11,089	0.6%	1,369	0.1%
Other	172,273	9.0%	278,475	14.3%	206,504	10.4%
Total commercial real estate mortgage	1,704,471	88.9%	1,722,363	89.3%	1,801,748	90.9%

Residential real estate mortgage:
Multi-family	103,742	5.4%	86,190	4.5%	93,866	4.7%
Single family owner-occupied	46,125	2.4%	37,700	2.0%	32,209	1.6%
Single family nonowner-occupied	12,789	0.7%	7,165	0.4%	19,341	1.0%
HELOCs	50,543	2.6%	47,966	2.5%	35,300	1.8%
Other	—	0.0%	27,506	1.3%	—	—
Total residential real estate mortgage	213,199	11.1%	206,527	10.7%	180,716	9.1%

Total gross non-covered real estate mortgage loans	$1,917,670	100.0%	$1,928,890	100.0%	$1,982,464	100.0%

PACWEST BANCORP AND SUBSIDIARIES

COVERED LOAN CONCENTRATION

REAL ESTATE MORTGAGE LOANS

(Unaudited)

	December 31, 2012		June 30, 2012		December 31, 2011
		% of		% of		% of
Loan Category	Amount	Total	Amount	Total	Amount	Total
	(Dollars in thousands)
Commercial real estate mortgage:
Industrial/warehouse	$26,205	4.7%	$26,510	4.4%	$33,755	4.6%
Retail	96,659	17.4%	94,437	15.5%	113,289	15.4%
Office buildings	53,674	9.7%	66,657	11.0%	77,767	10.6%
Owner-occupied	17,301	3.1%	20,164	3.3%	24,837	3.4%
Hotel	2,888	0.5%	2,903	0.5%	2,944	0.4%
Healthcare	8,568	1.5%	14,350	2.4%	16,851	2.3%
Mixed use	2,919	0.5%	5,728	0.9%	7,733	1.1%
Gas station	5,131	0.9%	5,141	0.8%	6,001	0.8%
Self storage	48,937	8.8%	50,110	8.3%	52,793	7.2%
Restaurant	1,686	0.3%	1,723	0.3%	2,532	0.3%
Unimproved land	493	0.1%	966	0.2%	1,752	0.2%
Other	14,141	2.6%	13,803	2.3%	14,887	2.0%
Total commercial real estate mortgage	278,602	50.1%	302,492	49.9%	355,141	48.3%

Residential real estate mortgage:
Multi-family	169,601	30.6%	191,736	31.6%	250,633	34.0%
Single family owner-occupied	78,960	14.2%	80,360	13.3%	95,248	12.9%
Single family nonowner-occupied	20,309	3.7%	23,266	3.8%	25,624	3.5%
Mixed use	2,474	0.4%	2,858	0.5%	2,918	0.4%
HELOCs	5,275	1.0%	5,712	0.9%	6,794	0.9%
Total residential real estate mortgage	276,619	49.9%	303,932	50.1%	381,217	51.7%

Total gross covered real estate mortgage loans	$555,221	100.0%	$606,424	100.0%	$736,358	100.0%

PACWEST BANCORP AND SUBSIDIARIES

NON-COVERED LOAN CONCENTRATION TREND

(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
Loan Segment	2012	2012	2012	2012	2011
	(In thousands)
Real estate mortgage	$1,917,670	$1,928,890	$1,828,777	$1,896,052	$1,982,464
Real estate construction	129,959	152,748	129,107	118,304	113,059
Commercial	787,775	772,768	701,044	665,441	671,939
Leases (1)	174,373	161,934	153,793	153,845	—
Consumer	22,487	20,615	17,151	15,826	23,711
Foreign:
Commercial	15,567	14,679	15,507	16,747	19,531
Other, including real estate	1,674	1,447	1,510	2,005	1,401
Total gross non-covered loans and leases	$3,049,505	$3,053,081	$2,846,889	$2,868,220	$2,812,105

(1)         Does not include leases in process of $1.7 million, $15.1 million, $12.3 million and $13.8 million at December 31, 2012,

                        September 30, 2012, June 30, 2012 and March 31, 2012.

PACWEST BANCORP AND SUBSIDIARIES

COVERED LOAN CONCENTRATION TREND

(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2012	2012	2012	2012	2011
	(In thousands)
Real estate mortgage	$555,221	$606,424	$650,997	$699,653	$736,358
Real estate construction	23,220	26,595	32,125	41,191	46,918
Commercial	15,243	16,900	18,954	20,889	25,610
Consumer	594	618	659	686	735
Total gross covered loans	594,278	650,537	702,735	762,419	809,621
Less: discount	(50,951)	(52,437)	(62,323)	(66,312)	(75,323)
Less: allowance for loan losses	(26,069)	(30,704)	(31,463)	(35,810)	(31,275)
Total covered loans, net	$517,258	$567,396	$608,949	$660,297	$703,023

PACWEST BANCORP AND SUBSIDIARIES

NON-COVERED NONCLASSIFIED AND CLASSIFIED LOANS AND LEASES

(Unaudited)

	December 31, 2012
	Nonclassified	Classified	Total
	(In thousands)
Real estate mortgage:
Hospitality	$168,489	$12,655	$181,144
SBA 504	48,372	5,786	54,158
Other	1,633,448	48,920	1,682,368
Total real estate mortgage	1,850,309	67,361	1,917,670
Real estate construction:
Residential	46,591	2,038	48,629
Commercial	77,503	3,827	81,330
Total real estate construction	124,094	5,865	129,959
Commercial:
Collateralized	440,187	12,989	453,176
Unsecured	66,947	2,897	69,844
Asset-based	235,075	4,355	239,430
SBA 7(a)	18,888	6,437	25,325
Total commercial	761,097	26,678	787,775
Leases	174,129	244	174,373
Consumer	21,616	871	22,487
Foreign	17,241	—	17,241
Total non-covered loans and leases	$2,948,486	$101,019	$3,049,505

	September 30, 2012
	Nonclassified	Classified	Total
	(In thousands)
Real estate mortgage:
Hospitality	$105,417	$12,772	$118,189
SBA 504	48,971	6,112	55,083
Other	1,715,968	39,650	1,755,618
Total real estate mortgage	1,870,356	58,534	1,928,890
Real estate construction:
Residential	39,774	2,978	42,752
Commercial	102,098	7,898	109,996
Total real estate construction	141,872	10,876	152,748
Commercial:
Collateralized	417,379	15,651	433,030
Unsecured	84,374	2,961	87,335
Asset-based	225,700	701	226,401
SBA 7(a)	19,117	6,885	26,002
Total commercial	746,570	26,198	772,768
Leases	161,514	420	161,934
Consumer	19,745	870	20,615
Foreign	16,126	—	16,126
Total non-covered loans	$2,956,183	$96,898	$3,053,081

Note:

Nonclassified loans and leases are those with a credit risk rating of either pass or special mention, while classified loans and leases are those with a credit risk rating of either substandard or doubtful.

PACWEST BANCORP AND SUBSIDIARIES

ALLOWANCE FOR CREDIT LOSSES ROLLFORWARD

AND NET CHARGE-OFF RATIOS FOR

NON-COVERED LOANS AND LEASES (1)

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2012	2012	2011	2012	2011
	(Dollars in thousands)
Allowance for credit losses, beginning of period	$75,012	$78,031	$96,535	$93,783	$104,328
Loans charged-off:
Real estate mortgage	(1,789)	(1,118)	(321)	(7,680)	(10,180)
Real estate construction	—	(492)	(1,048)	(492)	(6,886)
Commercial	(1,865)	(492)	(2,105)	(4,580)	(10,072)
Leases	(28)	—	—	(28)	—
Consumer	(32)	(25)	(43)	(290)	(1,422)
Total loans charged off	(3,714)	(2,127)	(3,517)	(13,070)	(28,560)
Recoveries on loans charged-off:
Real estate mortgage	381	845	164	1,598	513
Real estate construction	14	11	4	49	1,025
Commercial	368	218	508	1,600	1,668
Consumer	58	32	19	137	1,394
Foreign	—	2	70	22	115
Total recoveries on loans charged off	821	1,108	765	3,406	4,715
Net charge-offs	(2,893)	(1,019)	(2,752)	(9,664)	(23,845)
Provision for credit losses	—	(2,000)	—	(12,000)	13,300
Allowance for credit losses, end of period	$72,119	$75,012	$93,783	$72,119	$93,783

Annualized net charge-offs to average loans and leases	0.38%	0.14%	0.39%	0.33%	0.81%

(1)         Applies only to non-covered loans and leases.

PACWEST BANCORP AND SUBSIDIARIES

ALLOWANCE FOR CREDIT LOSSES, NONPERFORMING

ASSETS AND CREDIT QUALITY RATIOS FOR

NON-COVERED LOANS AND LEASES

(Unaudited)

	December 31,	September 30,	December 31,
	2012	2012	2011
	(Dollars in thousands)
Allowance for loan and lease losses (1)	$65,899	$69,142	$85,313
Reserve for unfunded loan commitments (1)	6,220	5,870	8,470
Total allowance for credit losses	$72,119	$75,012	$93,783

Nonaccrual loans and leases (2)	$39,284	$36,985	$58,260
Other real estate owned (2)	33,572	37,333	48,412
Total nonperforming assets	$72,856	$74,318	$106,672

Performing restructured loans (1)	$106,288	$112,834	$116,791

Allowance for credit losses to loans and leases, net of unearned income	2.37%	2.46%	3.34%
Allowance for credit losses to nonaccrual loans and leases	183.6%	202.8%	161.0%
Nonperforming assets to loans and leases, net of unearned income, and other real estate owned	2.37%	2.41%	3.73%
Nonperforming assets to total assets	1.33%	1.34%	1.93%
Nonaccrual loans and leases to loans and leases, net of unearned income	1.29%	1.21%	2.07%

(1)   Applies to non-covered loans.

(2)   Excludes covered nonperforming assets.

PACWEST BANCORP AND SUBSIDIARIES

DEPOSITS

(Unaudited)

	December 31,	September 30,	December 31,
Deposit Category	2012	2012	2011
	(Dollars in thousands)
Noninterest-bearing demand deposits (1)	$1,939,212	$2,006,996	$1,685,799
Interest checking deposits	513,389	499,734	500,998
Money market deposits	1,282,513	1,262,406	1,265,282
Savings deposits	153,680	155,871	157,480
Total core deposits	3,888,794	3,925,007	3,609,559
Time deposits under $100,000	274,622	291,450	324,521
Time deposits of $100,000 and over	545,705	570,891	643,373
Total time deposits	820,327	862,341	967,894
Total deposits	$4,709,121	$4,787,348	$4,577,453

Noninterest-bearing demand deposits as a percentage of total deposits	41%	42%	37%
Core deposits as a percentage of total deposits	83%	82%	79%

(1)   The September 30, 2012 balance includes a $120 million deposit received at quarter-end.  Such funds were withdrawn in October 2012.

PACWEST BANCORP AND SUBSIDIARIES

TIME DEPOSITS

(Unaudited)

	December 31, 2012
	Time	Time
	Deposits	Deposits	Total
	Under	$100,000	Time
Maturity	$100,000	or More	Deposits	Rate
	(Dollars in thousands)
Due in three months or less	$75,069	$148,125	$223,194	1.08%
Due in over three months through six months	73,080	142,467	215,547	1.58%
Due in over six months through twelve months	64,765	133,572	198,337	0.97%
Due in over 12 months through 24 months	48,078	87,269	135,347	0.94%
Due in over 24 months	13,630	34,272	47,902	1.06%
Total	$274,622	$545,705	$820,327	1.16%

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATIONS

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
Adjusted Earnings Before Income Taxes	2012	2012	2011	2012	2011
			(In thousands)
Earnings before income taxes	$32,468	$26,937	$24,436	$93,496	$87,504
Plus: Total provision for credit losses	(4,333)	(2,141)	4,122	(12,819)	26,570
Non-covered OREO expense, net	316	1,883	1,714	4,150	7,010
Covered OREO expense, net	(461)	4,290	226	6,781	3,666
Other-than-temporary impairment loss on covered security	—	—	—	1,115	—
Acquisition and integration costs	1,092	2,101	600	4,089	600
Debt termination expense	—	—	—	22,598	—
Less: FDIC loss sharing income (expense), net	(6,022)	(367)	2,667	(10,070)	7,776
Gain on sale of securities	1,239	—	—	1,239	—
Adjusted earnings before income taxes	$33,865	$33,437	$28,431	$128,241	$117,574

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
Adjusted Efficiency Ratio	2012	2012	2011	2012	2011
	(Dollars in thousands)
Noninterest expense	$43,525	$51,657	$43,469	$211,662	$179,993
Less: Non-covered OREO expense, net	316	1,883	1,714	4,150	7,010
Covered OREO expense, net	(461)	4,290	226	6,781	3,666
Acquisition and integration costs	1,092	2,101	600	4,089	600
Debt termination expense	—	—	—	22,598	—
Adjusted noninterest expense	$42,578	$43,383	$40,929	$174,044	$168,717

Net interest income	$69,603	$70,771	$63,773	$276,467	$262,641
Noninterest income	2,057	5,682	8,254	15,872	31,426
Net revenues	71,660	76,453	72,027	292,339	294,067
Less: FDIC loss sharing income (expense), net	(6,022)	(367)	2,667	(10,070)	7,776
Gain on sale of securities	1,239	—	—	1,239	—
Other-than-temporary impairment loss on covered security	—	—	—	(1,115)	—
Adjusted net revenues	$76,443	$76,820	$69,360	$302,285	$286,291

Base efficiency ratio (1)	60.7%	67.6%	60.4%	72.4%	61.2%
Adjusted efficiency ratio (2)	55.7%	56.5%	59.0%	57.6%	58.9%

(1)   Noninterest expense divided by net revenues.

(2)   Adjusted noninterest expense divided by adjusted net revenues.

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATIONS

(Unaudited)

	December 31,	September 30,	December 31,
Tangible Common Equity	2012	2012	2011
	(Dollars in thousands)
PacWest Bancorp Consolidated:
Stockholders’ equity	$589,121	$584,086	$546,203
Less: Intangible assets	94,589	95,491	56,556
Tangible common equity	$494,532	$488,595	$489,647

Total assets	$5,463,658	$5,538,502	$5,528,237
Less: Intangible assets	94,589	95,491	56,556
Tangible assets	$5,369,069	$5,443,011	$5,471,681

Equity to assets ratio	10.78%	10.55%	9.88%
Tangible common equity ratio (1)	9.21%	8.98%	8.95%

Book value per share	$15.74	$15.61	$14.66
Tangible book value per share (2)	$13.22	$13.06	$13.14
Shares outstanding	37,420,909	37,420,025	37,254,318

Pacific Western Bank:
Stockholders’ equity	$649,656	$660,693	$625,494
Less: Intangible assets	94,589	95,491	56,556
Tangible common equity	$555,067	$565,202	$568,938

Total assets	$5,443,484	$5,520,998	$5,512,025
Less: Intangible assets	94,589	95,491	56,556
Tangible assets	$5,348,895	$5,425,507	$5,455,469

Equity to assets ratio	11.93%	11.97%	11.35%
Tangible common equity ratio (1)	10.38%	10.42%	10.43%

(1)   Calculated as tangible common equity divided by tangible assets.

(2)   Calculated as tangible common equity divided by shares outstanding.

PACWEST BANCORP AND SUBSIDIARIES

EARNINGS PER SHARE CALCULATIONS

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2012	2012	2011	2012	2011
	(In thousands, except per share data)
Basic Earnings Per Share:
Net earnings	$19,892	$16,088	$13,883	$56,801	$50,704
Less: earnings allocated to unvested restricted stock (1)	(678)	(574)	(470)	(1,845)	(2,072)
Net earnings allocated to common shares	$19,214	$15,514	$13,413	$54,956	$48,632

Weighted-average basic shares and unvested restricted stock outstanding	37,420.3	37,413.2	37,260.8	37,369.5	37,141.5
Less: weighted-average unvested restricted stock outstanding	(1,704.8)	(1,712.8)	(1,712.8)	(1,685.4)	(1,650.7)
Weighted-average basic shares outstanding	35,715.5	35,700.4	35,548.0	35,684.1	35,490.8

Basic earnings per share	$0.54	$0.43	$0.38	$1.54	$1.37

Diluted Earnings Per Share:
Net earnings allocated to common shares	$19,214	$15,514	$13,413	$54,956	$48,632

Weighted-average diluted shares outstanding	35,715.5	35,700.4	35,548.0	35,684.1	35,490.8

Diluted earnings per share	$0.54	$0.43	$0.38	$1.54	$1.37

(1)   Represents cash dividends paid to holders of unvested restricted stock, net of estimated forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

Contact information:

Matt Wagner, Chief Executive Officer, (310) 728-1020

Vic Santoro, Executive Vice President and CFO, (310) 728-1021